SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

FONAR CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE	0-10248	11-2464137
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive Melville, New York 11747
(631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fonar Corporation (the "Company") was held at 10:00 a.m. on June 15, 2020 at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware 19801. At the meeting, the items of business were (1) to elect five Directors to the Board of Directors, (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (3) to ratify the selection of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2020, and (4) to transact such other business as may properly come before the meeting.

The stockholders elected Raymond V. Damadian, M.D., Claudette J. V. Chan, Robert J. Janoff, Charles N. O'Data and Ronald G. Lehman, all of whom were sitting directors, as the directors of the Company. The stockholders also approved the compensation of the named executive officers, and ratified the selection of Marcum LLP as the Company’s auditors for the fiscal year ending June 30, 2020.

Sadly, Robert J. Janoff died prior to the meeting on May 15, 2020, and accordingly, votes for him will not be counted. On June 4, 2020, the Board of Directors appointed Richard E. Turk to fill the vacancy.

The votes for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Raymond V. Damadian	10,938,458	1,892,557	1,855,330
Claudette J.V. Chan	11,081,333	1,749,682	1,855,330
Robert J. Janoff	10,398,831	2,432,202	1,855,330
Charles N. O'Data	12,359,295	471,720	1,855,330
Ronald G. Lehman	12,532,805	298,210	1,855,330

The votes to approve, on an advisory basis, executive compensation were as follows:

For	Against	Abstain	Broker Non-Votes
12,651,119	152,365	27,531	1,855,330

The votes for the ratification of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2020 were as follows:

For	Against	Abstain
14,571,185	102,216	12,944

The votes for the authorization to vote, in their discretion, upon such other business as may properly come before the meeting.

For	Against	Abstain	Broker Non-Votes
10,081,625	2,718,169	31,221	1,855,330

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION
(Registrant)
By: /s/ Raymond V. Damadian
Raymond Damadian
Chairman of the Board

By: /s/ Timothy R. Damadian
Timothy R. Damadian
President and Principal Executive Officer

Dated: June 22, 2020